                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Horizon Healthcare Corporation
Albuquerque, New Mexico


    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File #33-80660), Form S-4 (File #33-84682) and Form S-8 (File #33-84502) of Horizon Healthcare Corporation (Horizon) of our report dated February 25, 1994, relating to the combined financial statements of PeopleCare Heritage Group appearing in Horizon's Current Report on Form 8-K/A Amendment No. 2 dated June 2, 1995.



                                          /s/__BDO SEIDMAN______________________

                                          BDO Seidman

Dallas, Texas

June 2, 1995